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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-71369) of our reports dated January 27, 1999 on our audits of the consolidated financial statements and financial statement schedule of Sagent Technology, Inc. We also consent to the reference to our firm under the caption "Experts."




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


San Jose, California
March 17, 1999